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                                                                    Exhibit 23.1



FMC Corporation
Chicago, Illinois

We consent to the use of our audit report dated January 23, 1995 on the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ KPMG PEAT MARWICK LLP


Chicago, Illinois
October 31, 1995